Exhibit 10(c)

                             AMSOUTH BANK OF FLORIDA
                     3300 S.W. 34th Avenue, Oscala, Florida

                                 LOAN AGREEMENT


                              Nobility Homes, Inc.
                                Name of Borrower

   Post Office Box 1659              Oscala                        Florida
          Street                      City                          State

   (herein called "Borrower") and AmSouth Bank of Florida (herein called "Bank") agree as herein follows:

   1. BORROWING. Bank will lend to Borrower and borrower will borrower from Bank the net amount of $1,500,000.00. subject to all terms and conditions of this Agreement. Such loan will be evidenced by a promissory note ("note") in a form satisfactory to the Bank at the rate of interest of LIBOR plus 225 basis points, payable as provided in the note. The Borrower will use the proceeds of such loan for the purpose of providing short term working capital.

   2. CONDITIONS. Before the Bank lends to the Borrower, the Borrower will, in a manner satisfactory to the Bank.

        a) Furnish the following collateral: negative pledge on all company assets with the exception of those assets under the floor plan lines of credit.

   3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants and, so long as any indebtedness remains unpaid, shall be deemed continuously to represent and warrant that:

        a) Borrower has the full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Note and to incur the obligations provided for herein.

        b) The information supplied and the statements made by Borrower in any financial or credit statement or application for credit prior to this Agreement were true and correct as of the date they were made.

        c) There is no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement and the Note. If any further action or permission is necessary to enable the Borrower to perform this Agreement, or to comply with its covenants and obligations hereunder, Borrower represents and agrees to take such action and to obtain such permission.

        d) If a corporation, Borrower is duly organized and existing, and in good standing, under the Laws of the State of Florida and has the corporate power to own its property and to carry on its business as now being conducted.

   4. TAXES. The Borrower has filed all Federal, State and other tax and similar returns and has paid or provided for the payment of all taxes and assessments due thereunder through December 31, 1995, including all withholding, FICA and franchise taxes.

   5. AFFIRMATIVE COVENANTS. So long as Borrower's indebtedness to the Bank shall remain open, Borrower will:

        a)   keep proper records of account in a manner satisfactory to Bank;

        b) permit, at Borrower's expense, inspections, and audits by Bank or by Bank's agent of all books, records and papers in the custody and control of the Borrower or others, relating to the Borrower's financial or business condition, including the making of copies thereof and abstracts therefrom, and inspection and appraisal of any of borrower's assets;

        c) deliver to the Bank financial information in such form and detail and at such times as are satisfactory to the Bank, including, without limitation, (i) Borrower's annual financial statements within 90 days after the end of each of Borrower's fiscal years, to be accompanied, if marked ________, by the individual financial statement of each endorser, guarantor, partner or other party liable for payment of any of the Borrower's indebtedness to the Bank, and (ii) if marked here x , Borrower's quarterly financial statements within 60 days after the end of such period; Annual financial statements will be audited with an unqualified opinion.

        d) maintain a current ratio not less than 1.5 - 1.00. Current ration to be determined by generally accepted accounting principles.

        e) maintain tangible net worth of not less than $1,500,000. Tangible net worth to be determined by generally accepted accounting principles.

        f) promptly pay all taxes, assessments and other governmental charged due from Borrower, provided however, that nothing herein contained shall be interpreted to require the payment of any such tax so long as its validity is being contested in good faith;

        g) (i) keep all properties so insured at all times with responsible insurance carriers against fire and other hazards in such manner and to such extent that like properties are usually insured by other operating businesses, plants and properties of similar character in the same general locality, and (ii) keep adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or properties, and other applicable workmen's compensation laws.

        h) promptly inform the Bank of the commencement of any action, suit, proceeding or investigation against the Borrower, or the making of any counterclaim against the Borrower in any action, suit or proceeding, and of all liens against any of the Borrower's property; and

        i) maintain corporate management of partnership or proprietary interest satisfactory to the Bank.

   6. NEGATIVE COVENANTS. So long as any of borrower's indebtedness to Bank shall remain unpaid, Borrower will not, without the Bank's prior written consent:

        a) with the exception of floor plan lines of credit create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance on any of the Borrower's property or assets, whether now owned or hereafter acquired, except in the Bank's favor and except liens of taxes not in default or being contested in good faith; provided, however, that if in any proceeding before the United States Tax Court, the Borrower is adjudged liable for unpaid taxes and wish to appeal from such adjudication, the Borrower shall promptly take appropriate steps to stay the assessment of any lien of such taxes;

        b) sell, convey, lease or transfer any of Borrower's assets other than in the ordinary course of business, or merge or consolidate with or into any other company or corporation;

        c) become a guarantor, surety or otherwise liable for the debts or other obligations of any other person, firm or corporation except as an endorser of instruments for the payment of money deposited to a bank account for collection in the ordinary course of business;

        d) change the form in which the Borrower conducts its business or the location of such business or the nature of the business as conducted by the Borrower on the date of this Agreement or fail to maintain the Borrower's business operation as a going concern.

   7. EVENTS OF DEFAULT. All the Borrower's obligations to the Bank may be immediately terminated and the entire unpaid balance of all of the Borrower's indebtedness to the Bank declared to be immediaTely due and payable at the Bank's sole election upon it happening of any of the following specified events of default:

        a) non-payment of any principal or interest on any indebtedness created hereunder when due or default by Borrower in the performance of any of the other terms and conditions of this agreement or of any other agreement with the BANK;

        b) Bank's belief in good faith that the prospect of payment of all or any part of the Borrower's indebtedness to the Bank or the performance of any of the Borrower's obligations to the Bank is impaired;

        c) Borrower's adjudication as a bankrupt, or the making of any general assignment by the Borrower for the benefit of creditors, or the institution by or against the Borrower of any type of insolvency proceeding or of any proceeding for the liquidation or the winding down of Borrower's affairs, or the appointment of a receiver or trustee for the Borrower or for any of the Borrower's assets, or the approval as properly filed of a petition for Borrower's reorganization under the Bankruptcy Code or otherwise, or Borrower's filing of any petition for the arrangement under Chapter XI of the Bankruptcy Code or any similar statute;

        d) if any certificate, statement, representation, warranty or audit furnished by or on behalf of the Borrower in connection with this agreement (including those contained herein) or as an inducement by the Borrower to enter into this agreement shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or stated, or to have omitted any substantial contingent or unliquidated liability or claim against the Borrower, or, if on the date of the execution of this agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed by the Borrower to the Bank at or prior to the time of such execution;

       e) non-payment by the Borrower of any indebtedness to the Bank or others when due;

        f) if partnership or proprietorship, death or judicial declaration of incompetency of any partner or proprietor, or Borrower's termination or dissolution; or

        g)   the occurrence of any event described in paragraph 7(c), (d),
             (e) or (f) hereof with respect to any endorser or guarantor, or any party liable for the payment of Borrower's indebtedness to the Bank, or the failure to furnish financial statements and date with respect to any such endorser, guarantor or other party when requested by Bank.

   8. EXPENSES. Borrower will reimburse the Bank promptly (a) for any fees payable to the appropriate public officer to perfect any lien or other security interest taken to secure any indebtedness created pursuant hereto, or the premium, not in excess of such filing fee, payable for insurance in lieu, of such filing, (b) for the Bank's actual expenditures, including reasonable attorney's fees and (c) for all of the Bank's out-of-pocket expenses incurred in connection with this loan, for any taxes which the Bank may be required to pay in connection with the execution and delivery of any note representing indebtedness created hereunder and for any expenses incident to the enforcement of any provision of this agreement or of this note representing indebtedness incurred hereunder or the liquidation of any collateral for such indebtedness, including, without limitation, attorney's fees.

   9. WAIVER OF JURY TRIAL. Bank and Borrower hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect to any litigation based on, or arising out of, under or in conjunction with the note, this agreement, and other agreement contemplated to be executed in conjunction herewith or therewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for Bank making the loan evidenced by the note.

   10.  MISCELLANEOUS.

        a) No delay or omission by the Bank in exercising any right or remedy hereunder or with respect to any indebtedness created hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise of any other right or remedy.

        b) This agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

        c) Borrower agrees that the proper venue for any action which may be brought under this Agreement, in addition to any other venue permitted by law, shall be in the county in which is located the Bank's business office as designated above or the office of an assignee of this Agreement.

    BANK                            BORROWER

    AmSOUTH BANK OF FLORIDA         NOBILITY HOMES, INC.


    By: /s/ Russell Branson         By: /s/ Thomas W. Trexler
        Russell Branson, Vice           Thomas W. Trexler, Vice
        President                       President


   STATE OF GEORGIA
   COUNTY OF LOWNDES

   The foregoing LOAN AGREEMENT was acknowledged before me this 17th day of July, 1996, by THOMAS W. TREXLER, as Vice President of NOBILITY HOMES, INC., [ ] who is personally known to me or [X] produced FL D/L
   7624839632530 as identification.


                                      /s/ William E. Daniel
                                      Notary Public, State of Georgia
                                      Print Notary Name  William E. Daniel
                                      My commission expires ________________
                                      Commission number ____________________

                                      Notary Public, Lowndes County, Georgia
                                      My Commission Expires June 3, 1997


   STATE OF GEORGIA
   COUNTY OF LOWNDES

   The foregoing LOAN AGREEMENT was acknowledged before me this 17th day of July, 1996, by RUSSELL BRANSON, as Vice President of AmSOUTH BANK OF FLORIDA, [ ] who is personally known to me or [X] produced FL D/L 8652737604090 as identification.


                                      /s/ William E. Daniel
                                      Notary Public, State of Georgia
                                      Print Notary Name William E. Daniel
                                      My commission expires ________________
                                      Commission number ____________________

                                      Notary Public, Lowndes County, Georgia
                                      My Commission Expires June 3, 1997